                                                                   EXHIBIT 10.11

                 AMENDMENT NO. THREE TO REIMBURSEMENT AGREEMENT

     This Amendment No. Three to Reimbursement Agreement (this "Amendment") dated as of 10/18, 2000, is between BANK OF AMERICA, N.A., formerly Bank of America National Trust and Savings Association (the "Bank") and CALAVO GROWERS OF CALIFORNIA (the "Company").

                                    RECITALS

     A. Security Pacific National Bank and the Company entered into a certain Reimbursement Agreement dated as of September 1, 1988, as previously amended (the "Agreement").

     B.   The Bank is successor by merger to Security Pacific National Bank.

     C.   The Bank and the Company now desire to further amend the Agreement.

                                    AGREEMENT

     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement.

     2.   Amendments. The Agreement is hereby amended as follows:

          2.1 In Section 1.1 of the Agreement, the definition of "Permitted Indebtedness" is amended in full to read as follows:

          "'Permitted Indebtedness' means (a) liabilities incurred to acquire goods, supplies, or merchandise on normal trade credit; (b) liabilities for endorsing negotiable instruments received in the usual course of business;
     (c) liabilities incurred to obtain surety bonds in the usual course of business; (d) liabilities in existence on the date of this Agreement disclosed in writing to the Bank; (e) additional debts for business purposes which, together with the debts permitted under subparagraph (d) above, do not exceed a total principal amount of Twenty Six Million Five Hundred Thousand Dollars ($26,500,000) outstanding at any one time; and (f) indebtedness owing to the Bank."

          2.2 In Section 1.1. of the Agreement, the following definition of "Tangible Net Worth" is added in alphabetical order:

          "'Tangible Net Worth' means Net Worth less intangible assets, including without limitation, goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and deferred receivables."

          2.3  The following is added to the Agreement as a new Section 6.15(e):

          "(e) The Company shall maintain a Tangible Net Worth of not less than $12,000,000."

     3. Representations and Warranties. When the Company signs this Amendment, the Company represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Company's powers, has been duly authorized, and does not conflict with any of the Company's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Company is bound.

     4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

          4.1  This Amendment executed by the Company.

     5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of this Amendment.

                                            BANK OF AMERICA, N.A.

                                            By: /s/ EDUARDO ORDORICA
                                            ------------------------
                                            Eduardo Ordorica
                                            Assistant Vice President


(Signatures continued on next page)

                                            CALAVO GROWERS OF CALIFORNIA

                                            By: /s/ EGIDIO CARBONE 11/17/00
                                                --------------------------------
                                                Egidio Carbone,
                                                Vice President Finance and
                                                Secretary

                                            BY: /s/ SCOTT H. RUNGE 11/20/00
                                                --------------------------------
                                                Scott H. Runge, Treasurer